UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

FET Transaction

On June 10, 2025, Interactive Strength Inc. (the “Company”) and its wholly-owned subsidiary, Interactive Strength Treasury LLC (the “Treasury Subsidiary”), entered into that certain securities purchase agreement (the “Purchase Agreement”) with an entity affiliated with ATW Partners and an entity affiliated with DWF Labs (collectively, the “Investors”).

Pursuant to the Purchase Agreement, the Company and the Treasury Subsidiary (collectively, the “Borrowers”) have agreed to sell, and the Investors have agreed to purchase, for $50 million (the “Initial Purchase Price”), senior secured convertible exchangeable notes issued by the Borrowers (the “Initial Notes”) in the aggregate principal amount of $55,555,555, which is both (a) convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and (b) exchangeable into the utility tokens and key medium of exchange on the Fetch.ai network (“FET”).

In addition, pursuant to the Purchase Agreement, each Investor, severally, has the right to require the Borrowers to issue additional senior secured convertible exchangeable notes, up to an aggregate principal amount of an additional $444,444,445 (the “Additional Notes” and, together with the Initial Notes, the “Convertible Exchangeable Notes”).

The transaction pursuant to which the Borrowers entered into the Purchase Agreement and will be issuing the Initial Notes and may issue the Additional Notes is referred to herein as the “FET Transaction.”

Pursuant to the Purchase Agreement, the Company will use ninety-four and one-half percent (94.5%) of the Initial Purchase Price, or approximately $47.25 million, to purchase FET for the benefit of the Treasury Subsidiary. The remaining five and one-half percent (5.5%) of the Purchase Price will be used by the Company to pay transaction expenses and for working capital. The closing of the issuance of the Initial Notes is expected to occur within the next few business days, subject to closing conditions detailed in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, and covenants of the Borrowers and the Investors.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the FET Transaction, the Company will be entering into a registration rights agreement with the Investors, as described below.

In connection with the FET Transaction, the Borrowers will be entering into the following agreements: (a) a master netting agreement; (b) a security and pledge agreement (with such agreement being entered into by the Treasury Subsidiary and acknowledged by the Company); and (c) a backstop agreement (collectively, the “Borrowers’ Transaction Documents”).

Description of the Convertible Exchangeable Notes

The Convertible Exchangeable Notes carry an original issue discount of ten percent (10%) (the “OID”) and accrue interest at a rate of twelve percent (12%) per annum, subject to adjustment from time to time as set forth in the Convertible Exchangeable Notes (the “Interest Rate”). The maturity date of the Convertible Exchangeable Notes will be the eighteen (18) month anniversary of the issuance date (the “Maturity Date”).

Each Convertible Exchangeable Note is convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to (x) (i) the portion of the principal amount of the Convertible Exchangeable Note to be converted or redeemed, (ii) accrued and unpaid interest with respect to such principal amount of the Convertible Exchangeable Note, (iii) accrued and unpaid Late Charges (as defined in the Convertible Exchangeable Notes) with respect to such principal amount of the Convertible Exchangeable Note and interest, and (iv) any other unpaid amounts pursuant to the transaction document definition contained in the Purchase Agreement divided by (y) solely with regard to the Initial Notes, a conversion price of $0.9457 (a twenty percent (20%) premium to the Common Stock’s June 9th Nasdaq Official Closing Price of $0.7881), subject to adjustment as provided in the Initial Notes (such shares, the “Conversion Shares”). Each Additional Note’s conversion price will be a twenty percent (20%) premium to the Nasdaq Official Closing Price of the trading day prior to the closing of the issuance of Additional Note.

Starting on the six-month anniversary of the issuance of a Convertible Exchangeable Note, ninety percent (90%) of the outstanding and unpaid original principal is exchangeable into FET subject to a limitation of ninety-five percent (95%) of the FET the Company acquired and an exchange price of one hundred twenty percent (120%) of the weighted average purchase price of the FET acquired in connection with the proceeds of the closing in which the applicable Convertible Exchangeable Note being exchanged was issued. No subsequently issued Convertible Exchangeable Note is exchangeable until all previously issued Convertible Exchangeable Notes are no longer outstanding.

The Convertible Exchangeable Notes set forth certain standard events of default (each such event, an “Event of Default”), upon the occurrence of which the Company is required to deliver written notice to the Investors within one business day (an “Event of Default Notice”). At any time after the earlier of (a) the Investors’ receipt of an Event of Default Notice, and (b) the Investors becoming aware of an Event of Default, the Investors may require the Company to satisfy the Convertible Exchangeable Notes by (x) exchanging the outstanding principal of the Convertible Exchangeable Notes for the FET held by the Treasury Subsidiary and / or (y) accelerating the Maturity Date.

Description of Registration Rights Agreement

In connection with the FET Transaction, the Company will enter into a registration rights agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company will agree to file an initial registration statement (the “Registration Statement”) covering the resale of one hundred twenty five percent (125%) of the Conversion Shares issuable pursuant to the possibly issuable Convertible Exchangeable Notes (a principal amount of $500 million) with the Securities and Exchange Commission (the “SEC”) within 30 calendar days after the closing of the Initial Notes, and to use reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than 90 calendar days after the closing of the Initial Notes (the “Effectiveness Date”); provided, however, that in the event the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review, the Effectiveness Date will be the second trading day following the date on which the Company is so notified if such date precedes the dates otherwise required above. Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it may require the Company to pay two percent (2%) of the Investors’ original principal amount in cash.

Description of Master Netting Agreement

In connection with the FET Transaction, the Borrowers will enter into a master netting agreement with the Investors (the “Master Netting Agreement”). Pursuant to the Master Netting Agreement, the Company will be required, upon an event of default under a Convertible Exchangeable Note, to cancel the aggregate original principal outstanding of the applicable Convertible Exchangeable Note (not including the OID of the applicable Convertible Exchangeable Note) in exchange for FET or the proceeds from the sale of FET, to automatically implement such similar exchanges at the Maturity Date and upon any bankruptcy event of default, and to automatically implement such similar exchanges with regard to the OID of the applicable Convertible Exchangeable Note outstanding at the Maturity Date or a bankruptcy event of default. Soley with regard to the Initial Notes, if, in the event of the Maturity Date or a bankruptcy event of default, there is not enough FET or proceeds from the sale of FET to satisfy the OID of the Initial Notes in full, up to $7.5 million in total (pro rata as to each Investor) shall automatically be exchanged into a new unsecured convertible note with a twelve month maturity, in the form of the Initial Notes and without the ability to exchange such notes for FET and with the Master Netting Agreement not applying to such notes.

Description of Security and Pledge Agreement

In connection with the FET Transaction, the Treasury Subsidiary will enter into a security and pledge agreement with a collateral agent for the Investors (the “Security and Pledge Agreement”). The Company will acknowledge the Treasury Subsidiary’s entrance into the Security and Pledge Agreement. Pursuant to the Security and Pledge Agreement (the “Security and Pledge Agreement”), the obligations under the Borrowers’ Transaction Documents will be secured by a lien on all of the Treasury Subsidiary’s present and future tangible and intangible property and assets, which is expected to solely consist of FET held on behalf of Treasury Subsidiary by a custodian and which such custodian accounts will be subject to custodian control agreements for the benefit of the Investors.

Description of Backstop Agreement

In connection with the FET Transaction, the Borrowers will enter into a backstop agreement (the “Backstop Agreement”) with an entity affiliated with Fetch.AI Limited (“Fetch”) whereby Fetch has agreed to contribute FET (the “Contributed FET”) to custodian accounts subject to custodian control agreements for the benefit of the Investors. The Contributed FET will be collaterally assigned to the collateral agent identified in the Security and Pledge Agreement and will have a value equal to the backstop amount calculated in accordance with the Backstop Agreement. As of the initial closing date, the backstop amount will be equal to $47.25 million and such amount will be reduced by, among other actions, the conversion of the Convertible and Exchangeable Notes into Conversion Shares and / or the exchange of the Convertible and Exchangeable Notes into FET.

Fetch and the Company, in connection with the FET Transaction, are entering into a technology services agreement pursuant to which the Company may use FET to purchase access to Fetch’s platform and services (and the AI agents hosted on Fetch’s platform for the Company’s use) and that the Company may resell to individuals authorized by the Company to access or use the platform under the Company’s account, including the Company’s employees, contractors, or end customers who interact with the AI agents.

Entry into the FET Transaction described herein, and the related agreements and documents, was approved by the Company’s board of directors on June 9, 2025.

The foregoing descriptions of the Note, the Registration Rights Agreement, the Master Netting Agreement, the Security and Pledge Agreement, and the Backstop Agreement do not purport to be complete and each is qualified in its entirety by reference to the full text of the of the Note, the Registration Rights Agreement, the Master Netting Agreement, the Security and Pledge Agreement, and the Backstop Agreement, the forms of which are filed as Exhibits 4.1, 10.2, 10.3, 10.4, and 10.5 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the Convertible and Exchangeable Notes and the Security and Pledge Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the issuance of the Convertible and Exchangeable Notes and the Conversion Shares is incorporated by reference into this Item 3.02.

The Convertible and Exchangeable Notes and the Conversion Shares were, or will be, as the case may be, offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) thereof.

Each Investor is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. The Convertible and Exchangeable Notes and the Conversion Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

On June 11, 2025, the Company issued a press release announcing the FET Transaction and the entrance into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Secured Convertible Exchangeable Note
10.1*	Securities Purchase Agreement, dated as of June 10, 2025, by and among Interactive Strength Inc., Interactive Strength Treasury LLC, and each of the investors listed on the Schedule of Buyers
10.2	Form of Registration Rights Agreement
10.3	Form of Master Netting Agreement
10.4*	Form of Security and Pledge Agreement
10.5	Form of Backstop Agreement
99.1	Press Release, dated June 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	June 11, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)